SpartanNash Company 8-K

Exhibit 99.1

SpartanNash Comments on Macellum and Ancora’s False and Misleading Statements

GRAND RAPIDS, Mich. --(BUSINESS WIRE)-- Food solutions company SpartanNash (the "Company") (Nasdaq: SPTN) today issued the following statement commenting on the press release issued by Macellum Advisors GP, LLC and Ancora Holdings Group, LLC (“Macellum” and “Ancora,” respectively, and together, the “Investor Group”):

The Investor Group’s press release issued today is full of false and misleading statements.

In particular, the Investor Group claims that Doug Hacker, our Chair of the Board, and Tony Sarsam, our CEO, did not respond to their outreach – this is an outright lie. In fact, we did respond, and here is what Mr. Hacker sent directly to Jonathan Duskin, CEO of Macellum, on April 29, 2022:

From: Douglas Hacker

Sent: Friday, April 29, 2022 4:46 PM

To: Jonathan Duskin

Cc: Tony Sarsam; Aaron Goldstein

Subject: Macellum - update call

Hi Jonathan,

Thank you for your note. The SpartanNash Board takes its fiduciary responsibilities very seriously. As we have stated publicly, we are open to hearing any ideas – from any source – that would be beneficial to our shareholders.

If you have had conversations with credible parties that would be interested in a transaction, we encourage you to have them reach out to us directly – as would be typical for the situation. I can assure you that the Board will act promptly and appropriately to assess the attractiveness and credibility of any such outreach.

If you have other pertinent details regarding these conversations, please let us know.

Best regards,

Doug

Although it is our policy not to comment on market rumors or speculation, we feel it is important to set the record straight. To be clear – since we began engaging with Macellum in 2021, SpartanNash has not received any offers to buy the Company, nor has it been approached directly by any strategic or financial buyer to acquire the Company.

The SpartanNash Board remains open-minded and receptive to constructive ideas, from any source, that will drive shareholder value, and the Board is not opposed to any credible value enhancing idea. In fact, the experience of the Board in past roles shows how we have overseen value creation at other companies through transactions when they were credible and appropriate.

Today’s press release from the Investor Group referencing leaks to the media and their previous claims to have received unsolicited communications from strategic buyers interested in a transaction, is just another part of their recycled playbook that they have attempted to use at apparel, discount and department store retailers.

Furthermore, the Investor Group’s sudden interest in aligning on a settlement appears to be more tactical than it is genuine given they did not respond to the email from our Chair of the Board before they issued their press release this morning. As we have previously noted, SpartanNash has attempted to reach a constructive resolution with Macellum on multiple occasions and our offers were rejected outright.

The SpartanNash Board is committed to acting in the best interests of all shareholders and we look forward to continuing to engage with our shareholders on all of these matters ahead of the Company’s upcoming Annual Meeting.

The statements included in this press release are made only as of the date hereof. The Company does not undertake to update any statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

Advisors

BofA Securities is serving as financial advisor to SpartanNash and Sidley Austin LLP is serving as legal advisor to SpartanNash.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. As a distributor, wholesaler and retailer with a global supply chain network, SpartanNash customers span a diverse group of national accounts, independent and chain grocers, e-commerce retailers, U.S. military commissaries and exchanges, and the Company's own brick-and-mortar grocery stores, pharmacies and fuel centers. SpartanNash distributes grocery and household goods, including fresh produce and its Our Family® portfolio of products, to locations in all 50 states, in addition to distributing to the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar, Djibouti, Korea and Japan. In addition, the Company owns and operates 145 supermarkets - primarily under the banners of Family Fare, Martin's Super Markets and D&W Fresh Market - and shares its operational insights to drive innovative solutions for SpartanNash food retail customers. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,500 strong and growing. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this letter include "forward-looking statements" about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are identifiable by words or phrases indicating that the Company or management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,”

“focus,” that the Company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID-19 pandemic; the Company's ability to manage its private brand program for U.S. military commissaries; the Company's ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company's dependence on certain major customers, suppliers and vendors; disruptions to the Company's information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long-lived assets; the Company’s ability to successfully manage leadership transitions; the Company's ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this letter.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Contacts

Investor Contacts:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

SpartanNashIR@icrinc.com

616-878-8354

Shareholders Contact:

Morrow Sodali

Mike Verrechia/Bill Dooley

800-662-5200

Media Contact:

Caitlin Gardner

Senior Manager, Public Relations

caitlin.gardner@spartannash.com

press@spartannash.com

Leigh Parrish / Nick Lamplough / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449